EXHIBIT 4.1

JAMES RIVER COAL COMPANY

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of March 29, 2011

3.125% CONVERTIBLE SENIOR NOTES DUE 2018

TABLE OF CONTENTS

Page(s)

i

SECTION 13.13.	Table of Contents, Headings, Etc	75
SECTION 13.14.	Calculations In Respect Of The Securities	75
SECTION 13.15.	No Personal Liability of Directors, Officers, Employees or Shareholders	75
SECTION 13.16.	Force Majeure	75

v

INDENTURE, dated as of March 29, 2011, between JAMES RIVER COAL COMPANY, a Virginia corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a banking association organized under the laws of the United States, as trustee (the “Trustee”).  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 3.125% Convertible Senior Notes due 2018 (the “Securities”).

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01.  Definitions.

“Additional Interest” means all amounts, if any, payable pursuant to Sections 4.09(a), 4.09(b) and 6.02(b), as applicable.

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For this purpose, “control” shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.

“Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 10.01(B)(ii).

“Board of Directors” means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Cash Settlement Averaging Period” shall mean, (i) with respect to any Conversion Date occurring on or after the twenty-second (22nd) Business Day immediately preceding the Maturity Date, the twenty (20) consecutive Trading-Day period beginning on, and including, the twenty-second (22nd) Business Day immediately preceding the Maturity Date; or (ii) in all other cases, the twenty (20) consecutive Trading-Day period beginning on, and including, the third (3rd) Business Day immediately following the relevant Conversion Date.

“Change in Control” shall be deemed to have occurred at such time as:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s Voting Stock; or

(b) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(c) the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, unless either:

(1) the Persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

(2) at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights listed and traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Securities become convertible solely into such consideration, subject to the Company’s right to deliver cash in respect of all or a portion of its conversion obligation as described in Section 10.02(a) (such a consolidation or merger that satisfies the conditions set forth in this clause (2), a “Listed Stock Business Combination”); or

(d) the following Persons cease for any reason to constitute a majority of the Board of Directors:

(1) individuals who on the Issue Date constituted the Board of Directors; and

(2) any new directors whose election to the Board of Directors or whose nomination for election by the Company’s shareholders was approved by at least a majority of the directors of the Company then still in office, or by a nominating committee thereof consisting of directors, either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

(e) the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

Solely for purposes of clause (d) above, the phrase “or any committee thereof authorized to act for it hereunder” in the definition of “Board of Directors” shall be disregarded.

“close of business” means 5:00 p.m., New York City time.

“Closing Sale Price” on any date means the per share price of the Common Stock on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal U.S. national or regional securities exchange on which the shares of Common Stock are listed; or (ii) if the shares of Common Stock are not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the Closing Sale Price shall be the price determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of Common Stock.

“Common Stock” means the common stock, par value $0.01 per share, of the Company at the date of this Indenture, subject to Section 10.12.

“Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.  The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” or “Company Request” means a written request or order signed on behalf of the Company by (i) its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Accounting Officer or any Vice President and (ii) any such other officer designated in clause (i) of this definition or its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Conversion Date” with respect to a Security means the date on which a Holder satisfies all the requirements for such conversion specified in Section 10.02(a).

“Conversion Notice” means the “Conversion Notice” attached to the Form of Security attached hereto as Exhibit A.

“Conversion Price” means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

“Conversion Rate” shall initially be 32.7332 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article X.

“Conversion Value” means, as of any Trading Day in the Security Measurement Period, the product of the Closing Sale Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Securities in effect on such Trading Day.

“Conversion Trigger Price” means, as of any date of determination, the dollar amount derived by multiplying the Conversion Price in effect on such date by 130%.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office as of the date hereof is located at 100 Wall Street, Suite 1600, New York, NY 10015, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Value” shall mean, for each of the twenty (20) consecutive Trading Days in the Cash Settlement Averaging Period, one twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume-Weighted Average Price per share of Common Stock on such Trading Day.

“Daily Settlement Amount” for each of the twenty (20) consecutive Trading Days in the Cash Settlement Averaging Period, shall consist of (x) cash equal to the lesser of (i) the Specified Cash Amount, divided by twenty (20) (such quotient being referred to as the “Daily Measurement Value”) and (ii) the Daily Conversion Value for such Trading Day; and (y) to the extent the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Volume-Weighted Average Price of the Common Stock on such Trading Day.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Ex Date” means (i) when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, (ii) when used with respect to any subdivision or combination of Common Stock, means the first date on which the shares of Common Stock trade the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (iii) when used with respect to any tender offer or exchange offer means the first date on which the shares of Common Stock trade the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).  For purposes of determining the Ex Date with respect to an issuance or distribution under this Indenture, unless it has knowledge to the contrary, the Company may conclusively assume (and such assumption shall be binding upon the Holders) that purchases and sales of the relevant security with respect to which such issuance or distribution is being made will settle based on the customary settlement cycle for purchases or sales of such security.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fundamental Change” shall be deemed to have occurred upon the occurrence of either a Change in Control or a Termination of Trading.

“Holder” or “Securityholder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Payment Date” means March 15 and September 15 of each year, beginning on September 15, 2011.

“IRP Acquisition” means the acquisition of International Resource Partners LP and its subsidiary companies for $475.0 million, subject to a working capital adjustment and other adjustments, in an all-cash transaction.

“IRP Purchase Agreement” means the Purchase Agreement dated March 6, 2011 among Lightfoot Capital Partners, LP, International Industries, Inc., International Resource Partners GP LLC, Kayne Anderson Energy Development Company and Tortoise Capital Resources Corporation, as Sellers, James River Coal Company, as Buyer, and International Resource Partners GP LLC, as Agent.

“Issue Date” means March 29, 2011.

“Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change.

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which shares of Common Stock or the relevant securities are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for shares of Common Stock or the relevant securities for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of Common Stock (or the relevant securities) or in any options, contracts or future contracts relating to shares of Common Stock (or the relevant securities).

“Maturity Date” means March 15, 2018.

“Offering Memorandum” means the final Offering Memorandum of the Company, dated March 23, 2011, relating to the Securities.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Accounting Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by one Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

“open of business” means 9:00 a.m., New York City time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Purchase Notice” means a Purchase Notice in the form set forth in the Securities.

“record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Date” for interest payable in respect of any Security on any Interest Payment Date means March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular matter, any other officer to whom such matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request, and conclusively rely on, an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Rights Agreement” means that certain Rights Agreement between the Company and Computershare Trust Company, N.A., as rights agent (successor to SunTrust Bank), dated May 25, 2004, as amended on November 3, 2006, August 2, 2007 and November 3, 2009, and as the same may be further amended, supplemented or superseded.

“Rule 144A” means Rule 144A under the Securities Act.

“Scheduled Trading Day” means, with respect to shares of Common Stock or any other security, a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which shares of Common Stock or the relevant securities are listed or admitted for trading. If shares of Common Stock or the relevant securities are not so listed or admitted for trading, “Scheduled Trading Day” shall mean any Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 3.125% Convertible Senior Notes due 2018 issued by the Company pursuant to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Agent” means any Registrar, Paying Agent, Bid Solicitation Agent, Conversion Agent or co-Registrar or co-agent.

“Significant Subsidiary” with respect to any Person means any “subsidiary” (as defined in Rule 1-02(x) of Regulation S-X under the Exchange Act) of such Person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other Person (other than a corporation) in which the Company, one or more of its subsidiaries, or the Company and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest.

“Termination of Trading” shall be deemed to occur if shares of Common Stock (or other common stock into which the Securities are then convertible (subject to the Company’s right to deliver cash in respect of all or a portion of its conversion obligation as described in Section 10.02(a))) are not listed for trading on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended and in effect from time to time.

“Trading Day” means, with respect to shares of Common Stock or any other security, a day during which (i) trading in shares of Common Stock or such other security generally occurs, and (ii) a Market Disruption Event has not occurred; provided that if shares of Common Stock or such other security is not listed for trading or quotation on or by any exchange, bureau or other organization, “Trading Day” shall mean any Business Day.

“Trading Price” means, as of any Trading Day, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers the Company selects; provided that if the Bid Solicitation Agent can reasonably obtain only two such bids, then the average of such two bids shall instead be used, and if the Bid Solicitation Agent can reasonably obtain only one such bid, then such single bid shall be used; and provided further that if, on any Trading Day, (i) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the Securities from an independent nationally recognized securities dealer or (ii) in the reasonable, good faith judgment of the Board of Directors, the bid quotation or quotations that the Bid Solicitation Agent has obtained are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of the Securities shall be deemed to be equal to 97% of the Conversion Value on such Trading Day.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

“Volume-Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page JRCC.UQ <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day, or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

“Voting Stock” of any Person means the total outstanding voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

SECTION 1.02.  Other Definitions.

Term	Defined in Section
“Additional Interest Notice”	4.09(d)
“Applicable Price”	10.15(d)
“Bankruptcy Law”	6.01
“Business Day”	13.07
“Clause A Distribution”	10.06(c)
“Clause B Distribution”	10.06(c)
“Clause C Distribution”	10.06(c)
“Common Stock Private Placement Legend”	2.17
“Conversion Agent”	2.03
“Custodian”	6.01
“Daily Measurement Value”	1.01
“Distributed Property”	10.06(c)
“Effective Date”	10.15(a)
“Event of Default”	6.01
“Full Physical Settlement”	10.02(c)
“Full Physical Settlement Election”	10.02(c)
“Fundamental Change Notice”	3.02(b)
“Fundamental Change Repurchase Date”	3.02(a)
“Fundamental Change Repurchase Price”	3.02(a)
“Fundamental Change Repurchase Right”	3.02(a)
“Global Security”	2.01
“Legal Holiday”	13.07
“Listed Stock Business Combination”	1.01
“Make-Whole Applicable Increase”	10.15(b)
“Make-Whole Conversion Period”	10.15(a)
“Maximum Conversion Rate”	10.15(b)
“Merger Event”	10.12
“Net Share Settlement”	10.02(b)
“Net Share Settlement Election”	10.02(b)
“Notice of Default”	6.01
“Notice of Optional Redemption”	3.01(a)
“Optional Redemption”	3.01(a)
“Optional Redemption Date”	3.01(a)
“Optional Redemption Price”	3.01(a)
“Participants”	2.15(a)
“Paying Agent”	2.03
“Physical Securities”	2.01
“Reference Property”	10.12
“Registrar”	2.03
“Repurchase Upon Fundamental Change”	3.02(a)
“Resale Restriction Termination Date”	2.17

“Security Measurement Period”	10.01(b)(ii)
“Security Private Placement Legend”	2.17
“Specified Cash Amount”	10.02(a)
“Spin-Off”	10.06(c)
“Trading Price Condition”	10.01(b)(ii)
“Trigger Event”	10.06(c)

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.  i)Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

(b) The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder or a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any successor.

(c) All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

SECTION 1.04.  Rules of Construction.  Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means “including without limitation”;

(e) words in the singular include the plural and in the plural include the singular;

(f) provisions apply to successive events and transactions;

(g) the term “interest” means any interest payable under the terms of the Securities, including Additional Interest, if any, payable pursuant to Sections 4.09(a), 4.09(b) and 6.02(b), unless the context otherwise requires;

(h) the term “principal” means the principal of any Security payable under the terms of such Securities, unless the context otherwise requires;

(i) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

(j) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

ARTICLE II

The Securities

SECTION 2.01.  Form and Dating.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that such notations, legends or endorsements are in a form reasonably acceptable to the Company.  Each Security shall be dated the date of its authentication.

Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the “Global Security”), deposited with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or a nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibits B-1A and B-2.  The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided that except as set forth in Section 2.02, the aggregate principal amount of the Global Security or Securities shall not exceed $230,000,000.

Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required by Section 2.17.

SECTION 2.02.  Execution and Authentication.  One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until duly authenticated by the manual or facsimile signature of the Trustee.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $230,000,000. The aggregate principal amount of Securities outstanding at any time may not exceed $230,000,000 except as provided in this Section 2.02.

The Company may, without the consent of Holders of the Securities, increase the aggregate principal amount of Securities by issuing additional Securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional Securities; provided that if such additional Securities have the same CUSIP number as the Securities initially issued hereunder, such additional Securities must constitute part of the same issue as the Securities initially issued hereunder for U.S. Federal income tax purposes.  The Securities initially issued hereunder and any such additional Securities shall rank equally and ratably and shall be treated as a single series of debt securities for all purposes under this Indenture.

Upon a written order of the Company signed by two (2) Officers or by an Officer and an Assistant Treasurer of the Company, the Trustee shall authenticate Securities not bearing the Security Private Placement Legend to be issued to the transferees when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(b) .

The Trustee shall act as the initial authenticating agent.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent.  An authenticating agent so appointed has the same rights as a Securities Agent to deal with the Company and its Affiliates.

If a written order of the Company pursuant to this Section 2.02 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with Section 13.04  hereof and need not be accompanied by an Opinion of Counsel.

The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

SECTION 2.03.  Registrar, Paying Agent, Bid Solicitation Agent and Conversion Agent.  The Company shall maintain, or shall cause to be maintained, (i) an office or agency in The Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency in The Borough of Manhattan, The City of New York, where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency in The Borough of Manhattan, The City of New York, where Securities may be presented for conversion (“Conversion Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf.  The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any agent not a party to this Indenture.  Such agency agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Paying Agent, Bid Solicitation Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent.

SECTION 2.04.  Paying Agent to Hold Money in Trust.  Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it.  Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money.  If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

SECTION 2.05.  Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders appearing in the security register of the Registrar.

SECTION 2.06.  Transfer And Exchange.  Subject to Sections 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met.  To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor.  The Company, the Registrar or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except to the unrepurchased portion of Securities being repurchased in part.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Sections 2.10, 3.02, 9.05 or 10.02, not involving any transfer.

SECTION 2.07.  Replacement Securities.  If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate, at the Holder’s expense, a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company.  In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, indemnity (including in the form of a bond) must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss which any of them may suffer if such Security is replaced.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

SECTION 2.08.  Outstanding Securities.  Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those canceled by it, those delivered to it for cancelation and those described in this Section 2.08 as not outstanding.  Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Company) holds on an Optional Redemption Date, Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Optional Redemption Price, Fundamental Change Repurchase Price or principal amount (plus accrued and unpaid interest, if any) as the case may be, with respect to all Securities to be purchased or paid on such Optional Redemption Date, Fundamental Change Repurchase Date or Maturity Date, as the case may be, in each case, payable as herein provided on such Optional Redemption Date, Fundamental Change Repurchase Date or Maturity Date, then (unless there shall be a Default in the payment of such aggregate Optional Redemption Price, Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent.  Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Optional Redemption Price, Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.

If a Security is converted in accordance with Article X then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable and/or deliverable hereunder upon such conversion.

SECTION 2.09.  Securities Held by the Company or an Affiliate.  In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an Affiliate of any such other obligor.  In case of a dispute as to whether the pledgee has established the foregoing, any decision by the Trustee taken upon the advice of counsel shall provide full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01 and Section 7.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

SECTION 2.10.  Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order therefor, authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order therefor, shall authenticate definitive Securities in exchange for temporary Securities.  Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

SECTION 2.11.  Cancelation.  The Company at any time may deliver Securities to the Trustee for cancelation.  The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion.  The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancelation in accordance with its customary procedures.  The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancelation or that any Securityholder has converted pursuant to Article X.  All canceled Securities held by the Trustee shall be disposed of in accordance with its customary procedure for the disposal of canceled securities, and certification of such disposal shall be delivered by the Trustee to the Company unless the Company shall, by a Company Order, direct that canceled Securities be returned to it.

SECTION 2.12.  Defaulted Interest.  If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities.  The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Securityholders on a subsequent special record date.  The Company shall fix such special record date and payment date.  At least fifteen (15) calendar days before the special record date, the Company shall mail to Securityholders a notice that states the special record date, payment date and amount of interest to be paid.  Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.

SECTION 2.13.  CUSIP Numbers.  The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers.  The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14.  Deposit of Moneys.  Prior to 11:00 A.M., New York City time, on each Interest Payment Date, the Maturity Date, any Optional Redemption Date or any Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, the Maturity Date, such Optional Redemption Date or such Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, the Maturity Date, such Optional Redemption Date or such Fundamental Change Repurchase Date, as the case may be.

If any Interest Payment Date, the Maturity Date, any Optional Redemption Date or any Fundamental Change Repurchase Date falls on a date that is not a Business Day, the payment due on such Interest Payment Date, the Maturity Date, such Optional Redemption Date or such Fundamental Change Repurchase Date, as the case may be, shall be postponed until the next succeeding Business Day, and no interest or other amount shall accrue as a result of such postponement.

SECTION 2.15.  Book-Entry Provisions for Global Securities.  (a)  The Global Securities initially shall (1) be registered in the name of the Depositary or the nominee of the Depositary, (2) be delivered to the Trustee as custodian for the Depositary and (3) bear legends as set forth in Section 2.17.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees.  In addition, one or more Physical Securities shall be transferred to beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (4) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security, or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (5) an Event of Default has occurred and is continuing and the Registrar has received a written request from the beneficial owner of the relevant Securities to issue Physical Securities.

(c) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancelation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(d) Any Physical Security delivered in exchange for an interest in a Global Security that bears the Security Private Placement Legend pursuant to Section 2.15(b) shall, except as otherwise provided by Section 2.16, bear the Security Private Placement Legend.

(e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on the transfer of any interest in any Securities imposed under this Indenture or under applicable law (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) Neither the Trustee nor any Securities Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.16.  Special Transfer Provisions.  (a)  Restrictions on Transfer and Exchange of Global Securities.  Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(b), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Security Private Placement Legend.  Upon the transfer, exchange or replacement of Securities not bearing the Security Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Security Private Placement Legend.  Upon the transfer, exchange or replacement of Securities bearing the Security Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Security Private Placement Legend unless (6) the requested transfer is after the Resale Restriction Termination Date, (7) there is delivered to the Trustee and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (8) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar or co-Registrar a notice in the form of Exhibit C hereto.  Upon any sale or transfer of a beneficial interest in the Securities in connection with which the Security Private Placement Legend will be removed in accordance with this Indenture, the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

(c) General.  By its acceptance of any Security or share of Common Stock bearing the Security Private Placement Legend or the Common Stock Private Placement Legend, each holder thereof acknowledges the restrictions on transfer of such security set forth in this Indenture and in the Security Private Placement Legend or Common Stock Private Placement Legend, as applicable, and agrees that it will transfer such security only as provided in this Indenture and as permitted by applicable law.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(d) Transfers of Securities Held by the Company or its Affiliates.  Any Securities or shares of Common Stock issued upon the conversion of Securities that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or shares of Common Stock, as the case may be, no longer being Restricted Securities.

(e) Repurchases. The Company may, to the extent permitted by law, repurchase the Securities in the open market or by tender offer at any price or by private agreement without giving prior notice to Holders.  Securities surrendered to the Trustee for cancelation may not be reissued or resold and shall be promptly canceled pursuant to Section 2.11.

SECTION 2.17.  Restrictive Legends.  Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Security Private Placement Legend”) as set forth in Exhibit B-1A on the face thereof until the later of (i) the date that is one year after the last date of original issuance of such Securities, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (ii) such later date, if any, as may be required by applicable law (such date, the “Resale Restriction Termination Date”).  Each certificate representing shares of Common Stock, if any, issued upon conversion of any Security, shall, if such shares constitute Restricted Securities, bear the legend (the “Common Stock Private Placement Legend”) as set forth in Exhibit B-1B on the face thereof until the Resale Restriction Termination Date.

Each Global Security shall also bear the legend as set forth in Exhibit B-2.

SECTION 2.18.  Ranking.  The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.

SECTION 2.19.  Sinking Fund.  No sinking fund is provided for the Securities.

ARTICLE III

Redemption and Repurchase

SECTION 3.01.  Optional Redemption.  (a)  In the event that (i) the Company does not consummate the IRP Acquisition on or prior to June 1, 2011 or (ii) the IRP Purchase Agreement is terminated on or prior to June 1, 2011, the Company may, at its option, redeem (the “Optional Redemption”) all of the Securities (but not less than all), at a price, payable in cash, equal to one hundred and one percent (101%) of the principal amount of the Securities to be so redeemed, plus accrued and unpaid interest, including any additional interest, to, but excluding, a Business Day not less than thirty (30) nor more than sixty (60) calendar days after the date of the notice (the “Notice of Optional Redemption”) provided for in Section 3.01(b) (the “Optional Redemption Date”) (such price, the “Optional Redemption Price”), upon delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Notice of Optional Redemption, at any time after notice is given pursuant to Section 3.01(b), of the Securities (together with all necessary endorsements) to be redeemed; provided, however, that if such Optional Redemption Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, including any additional interest, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Securities at the close of business on such Record Date (without any surrender of such Securities by such Holder), and the Optional Redemption Price shall not include any accrued but unpaid interest.

In order to redeem the Securities pursuant to this Section 3.01, the Company must issue the Notice of Optional Redemption no later than June 1, 2011.  If such Securities are held in book-entry form through the Depositary, the delivery of any Notice of Optional Redemption shall comply with applicable procedures of the Depositary.

(b) In order to redeem the Securities pursuant to Section 3.01(a), at least thirty (30) days but not more than sixty (60) days before the Optional Redemption Date, the Company shall mail, or cause to be mailed, to all Holders of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a Notice of Optional Redemption.  The Company shall deliver a copy of the Notice of Optional Redemption to the Trustee, shall promptly issue a press release and use its reasonable best efforts to post such information on its website.  The Notice of Optional Redemption shall state:

(i) the event giving rise to the Company’s election pursuant to Section 3.01(a);

(ii) the Optional Redemption Date;

(iii) the last date on which a Holder may convert Securities pursuant to Section 10.01(b)(v), which shall be the Scheduled Trading Day immediately preceding the Optional Redemption Date;

(iv) the Optional Redemption Price;

(v) the names and addresses of the Paying Agent and the Conversion Agent;

(vi) the procedures which a Holder must follow to convert Securities pursuant to Section 10.01(b)(v);

(vii) that, except as otherwise provided herein with respect to an Optional Redemption Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Optional Redemption Date (unless there shall be a Default in the payment of the Optional Redemption Price), interest on Securities will cease to accrue, and all rights of the Holders of Securities shall terminate, other than the right to receive, in accordance herewith, the Optional Redemption Price;

(viii) the Conversion Rate and any adjustments to the Conversion Rate that will result from the redemption; and

(ix) the CUSIP number or numbers, as the case may be.

At the Company’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall mail such Notice of Optional Redemption in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Notice of Optional Redemption shall be prepared by the Company.

(c) The Company shall, in accordance with Section 2.14, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Optional Redemption Date, sufficient to pay the Optional Redemption Price for all of the Securities that are to be redeemed by the Company on such Optional Redemption Date.  The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(d) Once the Notice of Optional Redemption has been duly given in accordance with this Section 3.01, the Securities shall become due and payable on the Optional Redemption Date, and, on and after such date (unless there shall be a Default in the payment of the Optional Redemption Price), except as otherwise provided herein with respect to an Optional Redemption Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Securities shall cease to bear interest (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent), and all rights of the relevant Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.

SECTION 3.02.  Repurchase at Option of Holder Upon a Fundamental Change.  (a) If a Fundamental Change occurs, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no later than thirty five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice is mailed in accordance with Section 3.02(b), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(1) the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are Physical Securities;

(2) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(3) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.02; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Securities at the close of business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid interest.

If such Securities are held in book-entry form through the Depositary, the delivery of any Purchase Notice, Fundamental Change Notice or notice of withdrawal pursuant to Section 3.02(b)(x) shall comply with applicable procedures of the Depositary.

Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.02(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if there shall be a Default in the payment of the Fundamental Change Repurchase, at any time during which such Default is continuing), of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.02(b)(x).

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(b) Within twenty (20) Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof.  The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall publicly release, through a reputable national newswire service, such Fundamental Change Notice.  Each Fundamental Change Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of such Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the last date on which the Fundamental Change Repurchase Right may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii) that the Fundamental Change Repurchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event after the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Security (together with all necessary endorsements); provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date (without any surrender of such Securities by such Holder) and the Fundamental Change Repurchase Price shall not include any accrued and unpaid interest;

(ix) that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

(x) that a Holder will be entitled to withdraw its election in the Purchase Notice prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, by means of a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are Physical Securities, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.02, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Purchase Notice at any time during which such Default is continuing;

(xi) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X only if such Purchase Notice has been withdrawn in accordance with this Section 3.02; and

(xiii) the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

(c) Subject to the provisions of this Section 3.02, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or when such Security is surrendered to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date and the Fundamental Change Repurchase Price shall not include any accrued and unpaid interest.

(d) The Company shall, in accordance with Section 2.14, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change.  The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(e) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.02, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Securities shall cease to bear interest (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent), and all rights of the relevant Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration and any other applicable rights under those sections set forth in the proviso in Section 8.01.

(f) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.02 may be converted pursuant to Article X only if such Purchase Notice has been withdrawn in accordance with this Section 3.02.

(g) If any Security shall not be paid upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall be convertible pursuant to Article X if any Purchase Notice with respect to such Security is withdrawn pursuant to this Section 3.02.

(h) Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(i) Notwithstanding anything herein to the contrary, except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Securities pursuant to this Section 3.02 on a Fundamental Change Repurchase Date if, on such date, the principal amount of the Securities shall have been accelerated in accordance with this Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with this Indenture.  The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an acceleration.

(j) In connection with any Repurchase Upon Fundamental Change, the Company shall, to the extent applicable (i) comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws; (ii) file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States Federal and state securities laws in connection with any offer by the Company to purchase the Securities.

ARTICLE IV

Covenants

SECTION 4.01.  Payment of Securities.  The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture.  All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)).  The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (i) in the case of a Global Security, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (ii) in the case of a Physical Security by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and iii) in the case of a Physical Security that is held by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

SECTION 4.02.  Maintenance of Office or Agency.  The Company will maintain, or cause to be maintained, in The Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain, or fail to cause to maintain, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.  The Company will maintain, or cause to be maintained, in The Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, provided that such office or agency may instead be at the principal office of the Company located in the United States.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The Borough of Manhattan, The City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

SECTION 4.03.  Rule 144A Information and Annual Reports.  (a) At any time when the Company is not subject to the reporting requirements of the Exchange Act, the Company shall promptly provide to the Trustee and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Securities or shares of Common Stock issued upon conversion of any Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A.  The Company shall take such further action as any Holder or beneficial holder of such Securities or shares of Common Stock may reasonably request in writing to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

(b) The Company shall deliver to the Trustee, no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act, a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), and shall otherwise comply with the requirements of TIA § 314(a); provided, however, that each such report will be deemed to be so delivered to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (taking into account any applicable grace periods provided thereunder).

(c) The Company shall promptly furnish to the Trustee copies of its annual report to shareholders, containing audited financial statements, and any other financial reports which it furnishes to its shareholders.

(d) Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 4.04.  Compliance Certificate.  The Company shall deliver to the Trustee, within one hundred and twenty (120) calendar days after the end of each fiscal year of the Company, a certificate of two (2) or more Officers stating whether or not the signatories to such Officer’s Certificate have actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities.  If such signatories do know of any such Default or Event of Default, then such certificate shall describe the Default or Event of Default and its status.

SECTION 4.05.  Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.06.  Corporate Existence.  Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, in accordance with its organizational documents, and the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if in the judgment of the Board of Directors such preservation or existence is not material to the conduct of business of the Company.

SECTION 4.07.  Notice of Default.  Upon the Company becoming aware of the occurrence of any Default or Event of Default, the Company shall give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

SECTION 4.08.  Further Instruments and Acts.  Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.09.  Additional Interest.  (a)  If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of the Securities, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Securities are not otherwise freely tradable by Holders, other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), the Company shall pay Additional Interest on the Securities at a rate of 0.50% per annum of the principal amount of Securities outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Securities are not otherwise freely tradable by Holders, other than the Company’s Affiliates.

(b) If, and for so long as, the Security Private Placement Legend has not been removed from the Securities in accordance with Section 2.16(b) or Section 2.17, the Securities are assigned the restricted CUSIP number or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities), as of the 365th day after the last date of original issuance of the Securities, the Company shall pay Additional Interest on the Securities at a rate of 0.50% per annum of the principal amount of Securities outstanding for each day after the 365th day after the last date of original issuance of the Securities until (1) the Security Private Placement Legend has been removed in accordance with Section 2.16(b) or Section 2.17, (2) the Securities are assigned an unrestricted CUSIP number and (3) the Securities are otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities).

(c) Additional Interest payable in accordance with Sections 4.09(a) and 4.09(b) shall be payable in arrears on each Interest Payment Date for the Securities following accrual in the same manner as regular interest on the Securities and shall be in addition to, not in lieu of, any Additional Interest that may accrue under Section 6.02(b) as the sole remedy relating to the Company’s failure to comply with Section 4.03(b).

(d) In the event that the Company is required to pay Additional Interest to Holders of Securities (whether pursuant to this Section 4.09 or Section 6.02(b)), the Company shall provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days prior to the proposed payment date for the Additional Interest.  Each Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the amount of Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE V

Successors

SECTION 5.01.  When Company May Merge, etc.  The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Company to another Person, whether in a single transaction or series of related transactions, unless (i) the Company is the continuing corporation or such other Person is a corporation organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, and such other Person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture and (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist.

For purposes of this Section 5.01, the sale, transfer, lease, conveyance or disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company to another Person, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the sale, transfer, lease, conveyance or disposition of all or substantially all of the consolidated properties or assets of the Company to another Person.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officer’s Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

SECTION 5.02.  Successor Substituted.  In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Securities, the due and punctual payment of the Optional Redemption Price on an Optional Redemption Date, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Securities repurchased on each Fundamental Change Repurchase Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture and the Securities to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, except in the case of a lease of all or substantially all of the Company’s consolidated properties or assets.  Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.  In the event of any such consolidation, merger or any sale, transfer, conveyance or other disposition (but not in the case of a lease), upon compliance with this Article V the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article V may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and its obligations under this Indenture shall terminate.

In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE VI

Defaults and Remedies

SECTION 6.01.  Events of Default.  An “Event of Default” occurs if:

(a) the Company fails to pay the principal, the Optional Redemption Price or the Fundamental Change Repurchase Price of any Security when the same becomes due and payable, whether on the Maturity Date, on the Optional Redemption Date, on a Fundamental Change Repurchase Date, upon acceleration or otherwise;

(b) the Company fails to pay an installment of interest on any Security when due, if such failure continues for thirty (30) days after the date when due;

(c) the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto;

(d) the Company fails to timely provide pursuant to Section 3.02(b) a Fundamental Change Notice, as required by the provisions of this Indenture, or fails to timely provide any notice pursuant to, and in accordance with, Section 10.01(b)(iii), Section 10.01(b)(iv) or Section 10.15(e);

(e) the Company fails to comply with its obligations under Article V;

(f) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified in the last paragraph of this Section 6.01;

(g) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, indebtedness for money borrowed, in the aggregate principal amount then outstanding of twenty million dollars ($20,000,000) or more, or the acceleration of indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded for the period, and after the notice, specified in the last paragraph of this Section 6.01;

(h) the Company or any of its Subsidiaries fails, within thirty (30) days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds twenty million dollars ($20,000,000), which are not stayed on appeal;

(i) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors; or

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

(ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the consolidated property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

(iii)orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (i), (ii) and (iii) of this Section 6.01(j), the order or decree remains unstayed and in effect for at least thirty (30) consecutive days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law for the relief of debtors, or any analogous foreign law applicable to the Company or its Subsidiaries, as the case may be.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (f) or (g) above shall not be an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (II) the Default is not cured within ninety (90) days in the case of clause (f), or within thirty (30) days in the case of clause (g), after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”  If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so.  When a Default is cured, it ceases to exist for all purposes under this Indenture.

SECTION 6.02.  Acceleration.  (a)  If an Event of Default (excluding an Event of Default specified in Section 6.01(i) or (j) with respect to the Company, but including an Event of Default specified in Section 6.01(i) or (j) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full.  Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately.  If an Event of Default specified in Section 6.01(i) or (j) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(i) or (j) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 have been paid.

(b) Notwithstanding the foregoing, the sole remedy for an Event of Default relating to failure to comply with Section 4.03(b) shall, for the first 180 days immediately following the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Securities at a rate per year equal to (i) 0.25% of the outstanding principal amount of Securities for the first 90 days following the occurrence of such Event of Default and (ii) 0.50% of the outstanding principal amount of Securities for the next 90 days after the first 90 days following the occurrence of such Event of Default, in each case, payable in the same manner and at the same time as the stated interest payable on the Securities.  Such Additional Interest shall accrue on all outstanding Securities from, and including, the date on which such Event of Default first occurs to, and including, the 180th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived).  Additional Interest payable pursuant to this Section 6.02(b) shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.09(a) and Section 4.09(b).  In addition to the accrual of Additional Interest pursuant to this Section 6.02(b), on and after the 181st day immediately following an Event of Default relating to a failure to comply with Section 4.03(b), such Additional Interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 181st day, the Securities will be subject to acceleration as provided above.  The provisions of this Section 6.02(b) shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.

SECTION 6.03.  Other Remedies.  Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative.

SECTION 6.04.  Waiver of Past Defaults.  Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (i) a Default or Event of Default in the payment of the principal of, or interest on, any Security, or in the payment of the Optional Redemption Price or Fundamental Change Repurchase Price, (ii) a Default or Event of Default arising from a failure by the Company to convert any Securities in accordance with this Indenture or (iii) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.  When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture.

SECTION 6.05.  Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.  Limitation on Suits.  Except with respect to any proceeding instituted in accordance with Section 6.07, a Securityholder shall not have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy; and

(d) the Trustee does not comply with the request within sixty (60) days after receipt of such notice, request and offer of indemnity, and during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.  Rights Of Holders To Receive Payment And To Convert Securities.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts (including any principal, interest or the Optional Redemption Price or Fundamental Change Repurchase Price) due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

In addition, notwithstanding any other provision of this Indenture, the right of any Holder to convert the Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  Priorities.  If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under Section 7.07;

Second:  to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:  the balance, if any, to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10.  At least fifteen (15) days before each such record date, the Trustee shall mail to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

SECTION 6.11.  Undertaking For Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

ARTICLE VII

Trustee

SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee shall be segregated from other funds as directed in writing by the Company or as required by law and shall be invested by the Trustee pursuant to the written instructions of the Company reasonably satisfactory to the Trustee.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, or to take or omit to take any action hereunder or to take any action at the request or direction of Securityholders, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)  The provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and custodian for the Depositary.

(h) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company or any Holder or (b) a Responsible Officer shall have actual knowledge thereof.

(i) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.  Rights of Trustee.  (a)  Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice, at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(d) The Trustee may consult with counsel of its own selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(f) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided, that the Trustee’s action does not constitute willful misconduct or negligence.

(g) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV.  In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (1) any Default or Event of Default occurring pursuant to Sections 6.01(i) or (ii) or (2) any Default or Event of Default of which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of this Indenture shall have received written notification or obtained actual knowledge.  Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officer’s Certificates).

(h) Subject to Section 7.01(a), the Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee.  Any Securities Agent may do the same with like rights.  The Trustee, however, must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05.  Notice of Defaults.  If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of this Indenture shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment or delivery of any amounts due (including principal, interest, the Optional Redemption Price, the Fundamental Change Repurchase Price or the consideration due upon conversion) with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

SECTION 7.06.  Reports by Trustee to Holders.  Within sixty (60) days after each January 1, beginning with January 1, 2012, the Trustee shall mail to each Securityholder if required by TIA § 313(a) a brief report dated as of such January 1 that complies with TIA § 313(a).  In such event, the Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed.  The Company shall promptly notify the Trustee of the listing or delisting of the Securities on or from any stock exchange.

SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it pursuant to, and in accordance with, any provision hereof, except for any such expenses as shall have been caused by the Trustee’s own negligence, bad faith or willful misconduct.  Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.  The Trustee shall provide the Company with reasonable notice of any expense not in the ordinary course of business.

The Company shall indemnify each of the Trustee, each predecessor Trustee and their respective agents for, and hold each of them harmless against, any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this Indenture and the performance of its duties hereunder or in connection with enforcing the provisions of this Section 7.07, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder.  The Company need not pay for any settlement made without its consent.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnification.  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith or wilful misconduct.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign by so notifying the Company in writing thirty (30) days prior to such resignation.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent.  The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged a bankrupt or an insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

SECTION 7.09.  Successor trustee by Merger, Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible (i) hereunder and (ii) under the TIA.

SECTION 7.10.  Eligibility; Disqualification.  There shall at all times be a Trustee hereunder which (a) is an entity organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, (b) is authorized under such laws to exercise corporate trustee power, (c) is subject to supervision or examination by Federal or state authorities and (d) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b).  Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

SECTION 7.11.  Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

Discharge of Indenture

SECTION 8.01.  Termination of The Obligations of The Company.  This Indenture shall cease to be of further effect, and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) have been delivered to the Trustee for cancelation or (ii) all outstanding Securities have become due and payable at their scheduled maturity, upon conversion, upon Optional Redemption or upon Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash or, in the case of conversion, cash and/or shares of Common Stock, if any, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) on the Maturity Date, the relevant settlement date of any conversion, the Optional Redemption Date or the Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit under clause (a)(ii) above; (d) such deposit under clause (a)(ii) above shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture; and (e) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.15, 2.16, 2.17, 3.02, 4.01, 4.02, 4.05, 4.09, 7.07, 7.08, 7.10, 7.11, 13.02, 13.09 and 13.14 and Article VIII, X, XI and XII shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

SECTION 8.02.  Application of Trust Money.  The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

SECTION 8.03.  Repayment To Company.  The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time.  The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities.  The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, or any accrued and unpaid interest on, the Securities that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published (in no event later than five (5) days after the Company requests repayment) once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.  After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

SECTION 8.04.  Reinstatement.  If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.01.  Without Consent of Holders.  The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

(a) to comply with Section 5.01 or Section 10.12;

(b) to secure the obligations of the Company in respect of the Securities;

(c) to evidence and provide for the appointment of a successor Trustee in accordance with Section 7.08;

(d) to comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the Registrar, relating to transfers and exchanges of the Securities pursuant to this Indenture;

(e) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; or

(f) to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (i) cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other changes, materially and adversely affect the rights of any Holder in any respect or (ii) to conform the Indenture or the Securities to the description thereof contained in the Offering Memorandum under the heading “Description of Convertible Senior Notes.”

SECTION 9.02.  With Consent of Holders.  The Company may amend or supplement this Indenture or the Securities with the written consent of the Trustee and the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities).  Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive by consent (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder.  Notwithstanding the foregoing or anything herein to the contrary, without the consent of the Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a) change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

(b) reduce the principal amount of, or any interest on, any Security;

(c) change the place, manner or currency of payment of principal of, or any interest on, any Security;

(d) impair the right to institute suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Security;

(e) reduce the Optional Redemption Price or modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Section 10.01(b)(v) to convert Securities upon Notice of Optional Redemption;

(f) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Section 3.02 to require the Company to repurchase Securities upon the occurrence of a Fundamental Change;

(g) modify the provisions of Section 2.18 in a manner adverse to Holders;

(h) adversely affect the right of Holders to convert Securities in accordance with Article X;

(i) reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

(j) reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default; or

(k) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver.  Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.  [Reserved].

SECTION 9.04.  Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected.  In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Nothing in this Section 9.04 shall impair the Company’s rights pursuant to Section 9.01 to amend this Indenture or the Securities without the consent of any Securityholder in the manner set forth in, and permitted by, such Section 9.01.

SECTION 9.05.  Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder.  Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.  Trustee Protected.  The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article IX; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities.  The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officer’s Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

SECTION 9.07.  Effect of Supplemental Indentures.  Upon the due execution and delivery of any supplemental indenture in accordance with this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Sections 9.02 and 9.04, every Holder of Securities shall be bound thereby.

ARTICLE X

Conversion

SECTION 10.01.  Conversion Privilege.  (a) Subject to the provisions of Section 3.01, Section 3.02 and Section 10.02, the Securities shall be convertible (1) prior to the close of business on the Business Day immediately preceding December 15, 2017, upon satisfaction of one or more of the conditions described in Section 10.01(b) and (2) at any time from, and including, December 15, 2017 to, and including, the Business Day immediately preceding the Maturity Date, irrespective of the conditions described in Section 10.01(b), in each case, into cash, shares of Common Stock, or a combination thereof, as described in Section 10.02, in accordance with this Article X.

(b)(i) Prior to the close of business on the Business Day immediately preceding December 15, 2017, Holders may surrender their Securities for conversion during any calendar quarter after the calendar quarter ending June 30, 2011 (and only during such calendar quarter), if the Closing Sale Price of the Common Stock for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds the Conversion Trigger Price in effect on the last Trading Day of the immediately preceding calendar quarter.  The Board of Directors will make appropriate adjustments to the Closing Sale Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of the event occurs, during the thirty (30) consecutive Trading Day period described in the preceding sentence.  The Company shall determine at the beginning of each calendar quarter commencing after June 30, 2011 whether the Securities may be surrendered for conversion in accordance with this Section 10.01(b)(i) and shall notify the Conversion Agent and the Trustee within ten (10) Business Days of the first day of such calendar quarter if the Securities become convertible in accordance with this Section 10.01(b)(i).

(ii) Prior to the close of business on the Business Day immediately preceding December  15, 2017, Holders may surrender their Securities for conversion during the five (5) consecutive Business Days immediately after any five (5) consecutive Business Day period (the “Security Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder of Securities in accordance with the procedures set forth in this Section 10.01(b)(ii), for each Trading Day in such Security Measurement Period was equal to or less than 97% of the Conversion Value of the Securities on such Trading Day (the “Trading Price Condition”).  The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this Section 10.01(b)(ii) and the definition of Trading Price set forth in this Indenture.  The Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities in accordance with this Section 10.01(b)(ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder of at least $1.0 million aggregate principal amount of Securities then outstanding provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be equal to or less than 97% of the Conversion Value of the Securities.  Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each of the next five Trading Days until the Trading Price Condition is no longer satisfied.  If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required pursuant to this Section 10.01(b)(ii), the Trading Price per $1,000 principal amount of the Securities shall be deemed to be equal to 97% of the Conversion Value of the Securities on each Trading Day that the Company fails to do so.  If, at any time after the Trading Price Condition set forth above has been met, the Trading Price per $1,000 principal amount of Securities is greater than 97% of the Conversion Value, the Company shall so notify the Holders of the Securities, the Trustee and the Conversion Agent (if other than the Trustee).

(iii) Prior to the close of business on the Business Day immediately preceding December  15, 2017, if a Fundamental Change or a Make-Whole Fundamental Change occurs, or if the Company is party to a consolidation, merger or binding share exchange pursuant to which all of the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then a Holder may surrender its Securities for conversion at any time during the period that begins on, and includes, the thirtieth (30th) Business Day before the date the Company originally announces as the anticipated effective date of the transaction and ends on, and includes, the thirtieth (30th) Business Day after the actual effective date of the transaction.  In addition, if the transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion at any time during the Make-Whole Conversion Period, and if the transaction is a Fundamental Change, then the Securities may also be surrendered for repurchase at any time until, and including, the Fundamental Change Repurchase Date for such Fundamental Change.  The Company shall notify Holders and the Trustee (a) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than thirty (30) Business Days prior to the anticipated effective date of such transaction or (b) if the Company does not have knowledge of such transaction at least thirty (30) Business Days prior to the anticipated effective date of such transaction, within one (1) Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(iv) Prior to the close of business on the Business Day immediately preceding December  15, 2017, if the Company elects to:

(A) distribute to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than sixty (60) days after the record date of such distribution, to purchase or subscribe for shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; or

(B) distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day preceding the date of announcement of such distribution, then, in each case, the Company shall mail to Holders and the Trustee written notice at least thirty (30) Business Days before the Ex Date for such distribution.  Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex Date and the Company’s announcement that such distribution will not take place, even if the Securities are not otherwise convertible at such time.

(v) If the Company issues a Notice of Optional Redemption in accordance with Section 3.01, Holders may surrender Securities for conversion during the period beginning on the date of such Notice of Optional Redemption and ending at the close of business on the Business Day immediately preceding the Optional Redemption Date, even if the Securities are not otherwise convertible at such time.

The Conversion Rate applicable to each Security that is surrendered for conversion pursuant to this Section 10.01(b)(v) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.01(b)(v), otherwise apply to such Security pursuant to this Article X, plus an amount equal to the Make-Whole Applicable Increase pursuant to Section 10.15.  For purposes of determining such Make-Whole Applicable Increase, the Effective Date shall be the Conversion Date and the Applicable Price shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding, but excluding, the Effective Date, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant to Section 10.15, to the Conversion Rate that shall become effective at any time during such five (5) consecutive Trading Days.

(c) The initial Conversion Rate shall be 32.7332 shares of Common Stock per $1,000 principal amount of Securities.  The Conversion Rate shall be subject to adjustment in accordance with Sections 10.06 through 10.15.

(d) A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

(e) If the Securities shall be convertible in accordance with this Section 10.01, the Company shall provide written notice to the Trustee, the Conversion Agent (if other than the Trustee) and Holders, at the addresses appearing on the Registrar’s books, and the Company shall publicly announce, through a reputable national newswire service, that the Securities have become convertible, stating, among other things:

(i) the event causing the Securities to become convertible;

(ii) the time during which the Securities shall be convertible as a result of that event;

(iii) if that event is a transaction described under Section 10.01(B)(iii) or Section 10.01(B)(iv), the anticipated effective date of the transaction; and

(iv) the procedures Holders must follow to convert their Securities, including the name and address of the Conversion Agent.

The Company shall mail the notice, and make the public announcement, as soon as practicable, but in no event later than the open of business on the Business Day immediately following the date the Securities become convertible as a result of the event.

SECTION 10.02.  Conversion Procedure and Payment upon Conversion.  viii)  To convert a Security, a Holder must (1) complete and manually sign the Conversion Notice, with appropriate signature guarantee, or facsimile of the Conversion Notice and deliver the completed Conversion Notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, required by Section 10.02(e) and (5) pay any tax or duty if required pursuant to Section 10.04.  If a Holder holds a beneficial interest in a Global Security, to convert such Security, the Holder must comply with clauses (4) and (5) above and the Depositary’s procedures for converting a beneficial interest in a Global Security.

Upon conversion of a Holder’s Security, the Company shall pay or deliver, as the case may be, through the Conversion Agent, shares of Common Stock (together with cash in lieu of any fractional share), cash, or a combination thereof (together with cash in lieu of any fractional share) as set forth in this Section 10.02(a).  The Company shall inform Holders in writing through the Trustee of its election to deliver shares of Common Stock (together with cash in lieu of any fractional share), pay cash or deliver and pay, as the case may be, a combination thereof (together with cash in lieu of any fractional share) upon conversion of any Securities (and the Specified Cash Amount, if applicable, as described in the immediately succeeding paragraph):

(i) in respect of Securities converted during the period beginning on, and including, the twenty-second (22nd) Business Day immediately preceding the Maturity Date and ending on, and including the Business Day immediately preceding the Maturity Date, no later than the twenty-third (23rd) Business Day immediately preceding the Maturity Date; and

(ii) in all other cases, no later than two Business Days following the applicable Conversion Date.

If, in respect of any conversion of Securities, the Company has not irrevocably elected Net Share Settlement (as described in Section 10.02(b)), and the Company does not give notice (including notice of the Specified Cash Amount, if applicable) within the time periods described in the immediately preceding sentence as to how it intends to settle its conversion obligation with respect to such Securities, the Company shall satisfy such conversion obligation by delivering solely shares of Common Stock (other than solely cash in lieu of any fractional share).

If the Company chooses to satisfy a portion (but not all) of its conversion obligation by paying cash (other than solely cash in lieu of any fractional share), or if the Company has irrevocably elected Net Share Settlement as described in Section 10.02(b), the Company shall notify the converting Holder(s) during the periods set forth in the immediately preceding paragraph of the amount to be satisfied in cash as a fixed dollar amount per $1,000 principal amount of Securities (the “Specified Cash Amount”); provided that if the Company has previously irrevocably elected Net Share Settlement as described in Section 10.02(b), the Specified Cash Amount must be at least equal to $1,000.  If, subsequent to the Company irrevocably electing Net Share Settlement or electing to satisfy a portion (but not all) of its conversion obligation by paying cash (other than solely cash in lieu of any fractional share), the Company fails to timely notify converting Holders of the Specified Cash Amount, the Specified Cash Amount shall be deemed to be $1,000.

The Company shall treat all converting Holders with the same Conversion Date in the same manner.  Except for any conversion that occurs on or after the twenty-second (22nd) Business Day immediately preceding the Maturity Date, the Company shall not, however, have any obligation to settle conversions occurring on different Conversion Dates in the same manner.

Notwithstanding any other provision of this Indenture or the Securities, if the Company elects to satisfy its conversion obligation by paying or delivering, as the case may be, a combination of cash and shares of Common Stock or if the Company has irrevocably elected Net Share Settlement as described in Section 10.02(b), the Company shall not issue more than 19.99% of its outstanding Common Stock immediately prior to the issuance of the Securities on the Issue Date, and the remaining payment for such settlement shall be comprised of cash (which cash shall be based on the Volume-Weighted Average Price of the Common Stock on the Trading Day immediately prior to the date on which such shares of Common Stock would otherwise be required to be delivered).  In addition, if necessary to comply with the listing standards of The NASDAQ Global Select Market, notwithstanding any provision of this Indenture or the Securities, the Company shall not elect to deliver solely shares of Common Stock upon conversion of the Securities without shareholder approval if such shares would represent 20% or more of its outstanding Common Stock immediately prior to the issuance of the Securities on the Issue Date.

If the Company elects to settle any conversion of Securities by delivering solely shares of Common Stock (other than solely cash in lieu of fractional shares) or if the Company has irrevocably elected Full Physical Settlement as described in Section 10.02(c), such settlement shall occur within three Business Days of the relevant Conversion Date.  Except upon conversion in connection with a Common Stock Change Make-Whole Fundamental Change where the consideration for Common Stock is comprised entirely of cash as described in Section 10.15(c), any settlement of a conversion of the Securities made entirely or partially in cash (other than solely cash in lieu of fractional shares) (including if the Company has irrevocably elected Net Share settlement as described in Section 10.02(b)) shall occur on the third Business Day immediately following the final Trading Day of the applicable Cash Settlement Averaging Period.

The amount of cash and number of shares of Common Stock, as the case may be, due upon conversion of Securities shall be determined as follows:

(1) If the Company elects to satisfy its entire conversion obligation by delivering shares of Common Stock or if the Company has irrevocably elected Full Physical Settlement as described in Section 10.02(c), the Company shall deliver to each converting Holder a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Securities to be converted, divided by (B) $1,000 multiplied by (ii) the Conversion Rate in effect on the relevant Conversion Date (provided that the Company shall deliver cash in lieu of fractional shares as described in Section 10.03).

(2) If the Company elects to satisfy its entire conversion obligation by paying cash, the Company shall pay to each converting Holder, for each $1,000 principal amount of Securities so converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the twenty (20) consecutive Trading Days in the relevant Cash Settlement Averaging Period.

(3) Subject to the sixth paragraph of this Section 10.02(a), if the Company elects to satisfy the conversion obligation by delivering or paying, as the case may be, a combination of shares of Common Stock and cash, or if the Company has irrevocably elected Net Share Settlement pursuant to Section 10.02(b), the Company shall deliver to each converting Holder, for each $1,000 principal amount of Securities so converted, cash and shares of Common Stock equal to the sum of the Daily Settlement Amounts for each of the twenty (20) consecutive Trading Days in the relevant Cash Settlement Averaging Period.

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the applicable Cash Settlement Averaging Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any).  The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(b) Subject to the sixth paragraph of Section 10.02(a), at any time on or prior to the twenty-third (23rd) Business Day immediately preceding the Maturity Date, the Company may irrevocably elect to satisfy its conversion obligation with respect to all Securities converted after the date of such election by delivering cash up to the aggregate principal amount of Securities to be converted, and shares of Common Stock, cash or a combination thereof in respect of the remainder, if any, of the conversion obligation (“Net Share Settlement”).  Such election (a “Net Share Settlement Election”) shall be in the Company’s sole discretion and shall not require the consent of Holders.  Upon making a Net Share Settlement Election, the Company shall promptly (1) issue a press release and use its reasonable best efforts to post such information on its website or otherwise publicly disclose this information or (2) provide written notice to Holders by mailing such notice to Holders at their addresses shown in the register of the Registrar, or if such Securities are held in book-entry form through the Depositary, through the applicable notice procedures of the Depositary.

(c) Subject to the sixth paragraph of Section 10.02(a), at any time on or prior to the twenty-third (23rd) Business Day immediately preceding the Maturity Date, the Company may irrevocably elect to satisfy its conversion obligation with respect to all Securities converted after the date of such election by delivering solely shares of Common Stock (other than solely cash in lieu of fractional shares) in respect of the conversion obligation (“Full Physical Settlement”).  Such election (a “Full Physical Settlement Election”) shall be in the Company’s sole discretion and shall not require the consent of Holders.  Upon making a Full Physical Settlement Election, the Company shall promptly (1) issue a press release and use its reasonable best efforts to post such information on its website or otherwise publicly disclose this information or (2) provide written notice to Holders by mailing such notice to Holders at their addresses shown in the register of the Registrar, or if such Securities are held in book-entry form through the Depositary, through the applicable notice procedures of the Depositary.

(d) A Holder receiving shares of Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings, until the close of business on the Conversion Date (if the Company delivers solely shares of Common Stock in respect of the conversion obligation, other than solely cash in lieu of fractional shares delivered pursuant to Section 10.03, or if the Company has irrevocably elected Full Physical Settlement as described in Section 10.02(c)) or the close of business on the last Trading Day of the relevant Cash Settlement Averaging Period (if the Company delivers cash in respect of a portion (but not all) of the conversion obligation pursuant to Section 10.02(a), other than solely cash in lieu of any fractional shares delivered pursuant to Section 10.03, or if the Company has irrevocably elected Net Share Settlement as described in Section 10.02(b)).  On and after the Conversion Date with respect to a conversion of a Security pursuant hereto, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein.

(e) Except as provided in the Securities or in this Article X, no payment or adjustment will be made for accrued interest on a converted Security or for dividends on any Common Stock issued on or prior to conversion, and accrued interest, if any, will be deemed to be paid by the consideration paid to the Holder upon conversion.  Such accrued interest, if any, shall be deemed to be paid in full rather than canceled, extinguished or forfeited.  Upon conversion of the Securities into a combination of cash and shares of Common Stock, accrued and unpaid interest (if any) shall be deemed to be paid first out of the cash paid upon such conversion.  If any Holder surrenders a Security for conversion after the close of business on the Record Date for the payment of an installment of interest and prior to the open of business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of the full amount equal to the interest payable on such Interest Payment Date on the portion so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required with respect to a Security that (1) is surrendered for conversion after the close of business on the Record Date immediately preceding the Maturity Date (2) is surrendered for conversion after the close of business on a Record Date for the payment of an installment of interest and on or before the open of business on the related Interest Payment Date, where, pursuant to Section 3.01, the Company has specified an Optional Redemption Date that is after such Record Date and on or before such Interest Payment Date or (3) is surrendered for conversion after the close of business on a Record Date for the payment of an installment of interest and on or before the open of business on the related Interest Payment Date, where, pursuant to Section 3.02, the Company has specified, with respect to a Fundamental Change, a Fundamental Change Repurchase Date that is after such Record Date and on or before such Interest Payment Date; provided further that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.12 or otherwise (it being understood that nothing in this Section 10.02(e) shall affect the Company’s obligations under Section 2.12).

(f) If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

(g) Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

(h) If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

SECTION 10.03.  Cash In Lieu of Fractional Shares.  The Company will not issue a fractional share of Common Stock upon conversion of a Security.  Instead, the Company shall pay cash in lieu of fractional shares based on the Closing Sale Price of Common Stock on the Conversion Date (if the Company delivers solely shares of Common Stock to satisfy its conversion obligation, other than solely cash in lieu of fractional shares, or if the Company has irrevocably elected Full Physical Settlement pursuant to Section 10.02(c)) or the Closing Sale Price of Common Stock on the last Trading Day of the relevant Cash Settlement Averaging Period (if the Company delivers cash to satisfy a portion, but less than all, of its conversion obligation, other than solely cash in lieu of any fractional shares, or if the Company has irrevocably elected Net Share Settlement pursuant to Section 10.02(b)).

SECTION 10.04.  Taxes on Conversion.  If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Common Stock upon the conversion.  However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name.  The Conversion Agent may refuse to deliver a certificate representing the Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name.

SECTION 10.05.  Company to Provide Common Stock.  The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities (assuming, for such purposes, that the Company has previously elected Full Physical Settlement pursuant to Section 10.02(c)).  The shares of Common Stock, if any, due upon conversion of a Global Security shall be delivered by the Company in accordance with the Depositary’s customary practices.

All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the shares of Common Stock are listed.

SECTION 10.06.  Adjustment of Conversion Rate.  The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:

(a) If the Company issues shares of Common Stock as a dividend or distribution on the shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=
the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR'	=
the Conversion Rate in effect immediately after the open of business on the Ex Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS´	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 10.06(a) shall become effective immediately after the open of business on the Ex Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as the case may be.  If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 10.06(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period expiring not more than sixty (60) days immediately following the record date of such distribution, to purchase or subscribe for shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex Date for such distribution;

OS0	=	the number of shares of Common Stock that are outstanding immediately prior to the open of business on the Ex Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution.

Any increase made under this Section 10.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex Date for such distribution.  The Company shall not issue any such rights, options, or warrants in respect of Common Stock held in treasury by the Company.  To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices for the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.  In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(b).

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property, but excluding (i) dividends or distributions covered by Sections 10.06(a) and 10.06(b), (ii) dividends or distributions paid exclusively in cash covered by Section 10.06(d), and (iii) Spin-Offs to which the provisions set forth in the latter portion of this Section 10.06(c) shall apply (any of such shares of Capital Stock, indebtedness or other assets, securities or property, the “Distributed Property”), to all or substantially all holders of Common Stock, then, in each such case the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such distribution;
CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex Date for such distribution;
SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and
FMV	=
the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, securities or property distributable with respect to each outstanding share of Common Stock as of the open of business on the Ex Date for such distribution.

If the Board of Directors determines “FMV” for purposes of this Section 10.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as the holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date for such distribution.

Any increase made under the portion of this Section 10.06(c) above shall become effective immediately after the open of business on the Ex Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 10.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex Date of the Spin-Off shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex Date for the Spin-Off;
CR'	=	the Conversion Rate in effect immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex Date for the Spin-Off;
FMV0	=
the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the first ten (10) consecutive Trading Day period immediately following, and including, the Ex Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the first ten (10) consecutive Trading Day period immediately following, and including, the Ex Date for the Spin-Off.

The increase to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following and including, the Ex Date of any Spin-Off, references in the portion of this Section 10.06(c) related to Spin-Offs to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex Date of such Spin-Off and the Conversion Date for such conversion.  If the Ex Date for the Spin-Off is less than ten (10) Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references with respect to ten (10) Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex Date for such Spin-Off to, and including, the last Trading Day of such Cash Settlement Averaging Period.

Subject in all respects to Section 10.14, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06(c) (and no adjustment to the Conversion Rate under this Section 10.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.

For purposes of Section 10.06(a), Section 10.06(b) and this Section 10.06(c), any dividend or distribution to which this Section 10.06(c) is applicable that also includes one or both of:

(i) a dividend or distribution of shares of Common Stock to which Section 10.06(a) is applicable (the “Clause A Distribution”); or

(ii) a dividend or distribution of rights, options or warrants to which Section 10.06(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.06(c) with respect to such Clause C Distribution shall then be made and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.06(a) and Section 10.06(b) with respect thereto shall then be made, except that, if determined by the Board of Directors (I) the Ex Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on the Ex Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be” within the meaning of Section 10.06(a) or “outstanding immediately prior to the open of business on the Ex Date for such distribution” within the meaning of Section 10.06(b).

In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(c).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such dividend or distribution;
CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex Date for such dividend or distribution;
SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period immediately preceding the Ex Date for such dividend or distribution; and
C	=	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

Such increase shall become effective immediately after the open of business on the Ex Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0”  (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such dividend or distribution.

In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(d).

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where

CR0	=
the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR'	=
the Conversion Rate in effect immediately after the close of business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);
OS'	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and
SP'	=
the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 10.06(e) shall occur at the close of business on the tenth (10th) Trading Day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 10.06(e) to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date for such conversion.  If the Trading Day immediately following the date the tender or exchange offer expires is less than ten (10) Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references to ten (10) Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the last Trading Day of such Cash Settlement Averaging Period.  In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(e).

(f) Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex Date, and a Holder that has converted its Securities on or after such Ex Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described under Section 10.02 based on an adjusted Conversion Rate for such Ex Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such Ex Date shall not be made for such converting Holder.  Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company may, from time to time and to the extent permitted by law and the continued listing requirements of The NASDAQ Global Select Market, increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company.  Such Conversion Rate increase shall be irrevocable during such period.  The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(h) Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if any Conversion Rate adjustment becomes effective, or any Ex Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on, and including, the close of business on the last Trading Day of a related Cash Settlement Averaging Period (if the Company elects to satisfy the related conversion obligation by paying cash, in whole or in part, in respect thereof or if the Company has irrevocably elected Net Share Settlement pursuant to Section 10.02(b)), the Board of Directors shall make adjustments to the Conversion Rate and the amount of cash or number of shares of Common Stock issuable upon conversion of the Securities, as the case may be, as is be necessary or appropriate to effect the intent of this Section 10.06 and the other provisions of this Article X and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.  Any adjustment made pursuant to this Section 10.06 shall apply in lieu of the adjustment or other term that would otherwise be applicable.

(i) All calculations under this Article X shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be.  Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th.

SECTION 10.07.  No Adjustment.  Notwithstanding anything herein or in the Securities to the contrary, in no event shall the Conversion Rate be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities;

(ii) upon the issuance of any shares of Common Stock or restricted stock, restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;

(iv) for accrued and unpaid interest, if any, including Additional Interest, if any;

(v) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 10.06; or

(vi) for a change in the par value of shares of Common Stock.

No adjustment in the Conversion Rate pursuant to Section 10.06 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further that (i) on December 31 of each year and (ii) if the Securities have been converted pursuant to Section 10.01, then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.07 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate.

No adjustment to the Conversion Rate need be made pursuant to Section 10.06 for a transaction (other than for share splits or share combinations pursuant to Section 10.06(a)) if the Company provides for each Holder to participate in the transaction, at the same time that holders of Common Stock participate in such transaction, without conversion, as if such Holder held a number of shares of Common Stock equal to a fraction whose numerator is the product of the Conversion Rate in effect on the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.06 on account of such transaction) and the aggregate principal amount of Securities held by such Holder and whose denominator is one thousand dollars ($1,000).

SECTION 10.08.  Other Adjustments.  In the event that, as a result of an adjustment made pursuant to Section 10.06 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.

SECTION 10.09.  Adjustments for Tax Purposes.  Except as prohibited by law and the continued listing requirements of The NASDAQ Global Select Market the Company may (but is not obligated to) increase the Conversion Rate, in addition to those required by Section 10.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its shareholders will not be taxable to the recipients thereof or in order to avoid or diminish any such taxation.

SECTION 10.10.  Notice Of Adjustment.  Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence of the correctness of such adjustment.

SECTION 10.11.  Notice Of Certain Transactions.

In the event that:

(a) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12, or

(c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (a), (b) or (c) of this Section 10.11.  The Company shall mail such notice at least twenty (20) calendar days (or, in the case of any event that would require an adjustment in the Conversion Rate pursuant to Section 10.06(b), 10.06(c), 10.06(d) or 10.06(e), thirty (30) Business Days) before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 10.11.

SECTION 10.12.  Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege.

If the Company:

(a) reclassifies the Common Stock (other than a change only in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock to which Section 10.06 applies);

(b) is a party to a consolidation, merger or binding share exchange; or

(c) sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Company,

in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property (any such event, a “Merger Event”) then, if a Holder converts its Securities on or after the effective date of any such transaction, subject to the Company’s right to settle all or a portion of its conversion obligation with respect to such Securities by paying cash (other than solely cash in lieu of any fractional share) as set forth in Section 10.02(a) and the Company’s right to irrevocably elect Net Share Settlement as set forth in Section 10.02(b), the Securities will be convertible into the same type (and same proportions) of consideration received by holders of Common Stock in such transaction (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(a) providing for such change in the right to convert the Securities; provided, however, that at and after the effective time of the Merger Event, (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 10.02 and (B)(I) any amount payable in cash upon conversion of the Securities in accordance with Section 10.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (III) the Volume-Weighted Average Price shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Merger Event.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The supplemental indenture referred to in the first sentence of this Section 10.12 shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article X.  If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution).  The provisions of this Section 10.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 10.12.

None of the foregoing provisions shall affect the right of a Holder to convert its Securities into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such Merger Event and any adjustment to be made with respect thereto.

SECTION 10.13.  Trustee’s Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article X.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.12 hereof.

SECTION 10.14.  Rights Distributions Pursuant to Shareholders’ Rights Plans.  Upon conversion of any Security or a portion thereof, the Company shall make provision such that the Holder thereof shall, to the extent such Holder is to receive shares of Common Stock upon such conversion, receive, in addition to, and concurrently with the delivery of, such shares of Common Stock upon conversion, the rights described in the Rights Agreement and any future shareholders’ rights plan(s) of the Company then in effect, unless the rights have separated from the Common Stock prior to the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, Distributed Property as described in Section 10.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

SECTION 10.15.  Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection With Make-Whole Fundamental Changes.

(a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article X, at any time during the period (the “Make-Whole Conversion Period”) from, and including, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change (which Effective Date the Company shall disclose in the written notice and public announcement referred to in Section 10.15(e)) to, and including, the date that is thirty (30) Business Days after such Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date corresponding to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.15, otherwise apply to such Security pursuant to this Article X, plus an amount equal to the Make-Whole Applicable Increase.

(b) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the Effective Date and the Applicable Price of such Make-Whole Fundamental Change:

	Effective Date
Applicable Price	March 29, 2011	March 15, 2012	March 15, 2013	March 15, 2014	March 15, 2015	March 15, 2016	March 15, 2017	March 15, 2018
$23.50	9.8199	9.8199	9.8199	9.8199	9.8199	9.8199	9.8199	9.8199
$25.00	9.6685	9.6000	9.5256	9.4789	9.4418	9.4012	8.3876	7.2668
$27.50	8.2311	8.2043	8.1968	8.1760	7.8965	7.3048	6.0548	3.6304
$30.00	7.0950	7.0757	6.9972	6.8162	6.4431	5.7483	4.3944	0.6001
$32.50	6.1800	6.1182	5.9897	5.7533	5.3246	4.5821	3.2174	0.0000
$35.00	5.4332	5.3425	5.1799	4.9099	4.4537	3.6985	2.3863	0.0000
$40.00	4.2954	4.1727	3.9778	3.6805	3.2175	2.5042	1.3838	0.0000
$45.00	3.4796	3.3464	3.1451	2.8505	2.4156	1.7811	0.8763	0.0000
$50.00	2.8736	2.7403	2.5447	2.2679	1.8737	1.3257	0.6100	0.0000
$60.00	2.0451	1.9254	1.7561	1.5269	1.2189	0.8234	0.3715	0.0000
$70.00	1.5156	1.4143	1.2746	1.0915	0.8558	0.5707	0.2690	0.0000
$80.00	1.1543	1.0703	0.9567	0.8116	0.6313	0.4227	0.2085	0.0000
$90.00	0.8953	0.8264	0.7344	0.6194	0.4805	0.3247	0.1655	0.0000
$100.00	0.7032	0.6465	0.5720	0.4805	0.3725	0.2541	0.1322	0.0000
$110.00	0.5566	0.5100	0.4495	0.3763	0.2915	0.2001	0.1054	0.0000
$120.00	0.4423	0.4040	0.3546	0.2958	0.2288	0.1575	0.0833	0.0000

provided, however, that:

(i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later Effective Dates based on a three hundred and sixty five (365) day year, as applicable;

(ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $120.00 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.15(b)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $23.50 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.15(b)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii) if an event occurs that requires, pursuant to this Article X (other than solely pursuant to this Section 10.15), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (1) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate;

(iv) each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is to be adjusted pursuant to Section 10.06 through Section 10.14; and

(v) in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 10.15 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 42.5531 shares per $1,000 principal amount (the “Maximum Conversion Rate”); provided, however, that the Maximum Conversion Rate shall be adjusted at the same time and in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article X.

(c) Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 10.01(b)(iii), the Company shall, at its option, satisfy its conversion obligation by delivering or paying, as the case may be, shares of Common Stock (together with cash in lieu of any fractional share), cash or a combination of cash and shares of Common Stock (together with cash in lieu of any fractional share) in accordance with Section 10.02; provided, however, that if at the effective time of a Common Stock Change Make-Whole Fundamental Change the consideration for the Common Stock is comprised entirely of cash, for any conversion of Securities following the Effective Date of such Common Stock Change Make-Whole Fundamental Change, the conversion obligation shall be calculated based solely on the Applicable Price for the transaction and shall be deemed to be an amount equal to, per $1,000 principal amount of converted Securities, the applicable Conversion Rate (including any Make-Whole Applicable Increase), multiplied by such Applicable Price.  In such event, the cash due upon conversion shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date.

(d) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Common Stock Change Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Common Stock Change Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Common Stock Change Make-Whole Fundamental Change and (b) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding, but excluding, the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(e) At least thirty (30) Business Days before the anticipated Effective Date of each proposed Make-Whole Fundamental Change, the Company shall mail to each Holder, in accordance with Section 13.02, written notice of, and shall publicly announce, through a reputable national newswire service, the anticipated Effective Date of such proposed Make-Whole Fundamental Change.  Each such notice and announcement shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase).  No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail, in accordance with Section 13.02, written notice of, and shall publicly announce, through a reputable national newswire service, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

(f) For avoidance of doubt, the provisions of this Section 10.15 shall not affect or diminish the Company’s obligations, if any, pursuant to Article III with respect to a Make-Whole Fundamental Change.

(g) Nothing in this Section 10.15 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 in respect of a Make-Whole Fundamental Change.

ARTICLE XI

Concerning The Holders

SECTION 11.01.  Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article XII or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Securities, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.  The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

SECTION 11.02.  Proof of Execution by Holders.  Subject to the provisions of Section 7.01, Section 7.02 and Section 12.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Securities shall be proved by the security register of the Registrar or by a certificate of the Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 12.06.

SECTION 11.03.  Persons Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Security shall be registered upon the security register of the Registrar to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.12 and Section 4.01) accrued and unpaid interest on such Security, for conversion of such Security and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary.  All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security.  Notwithstanding anything to the contrary in this Indenture or the Securities following an Event of Default, any Holder of a beneficial interest in a Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Physical Security in accordance with the provisions of this Indenture.

ARTICLE XII

Holders’ Meetings.

SECTION 12.01.  Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article XII for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VII;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

SECTION 12.02.  Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 11.01, shall be mailed to Holders of such Securities at their addresses as they shall appear on the security register of the Registrar.  Such notice shall also be mailed to the Company.  Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 12.03.  Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 12.01, by mailing notice thereof as provided in Section 12.02.

SECTION 12.04.  Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 12.05.  Regulations.  Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.09, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder or proxyholder, as the case may be; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Securities held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

SECTION 12.06.  Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 12.02.  The record shall show the principal amount of the Securities voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 12.07.  No Delay of Rights by Meeting.  Nothing contained in this Article XII shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

ARTICLE XIII

Miscellaneous

SECTION 13.01.  [RESERVED]

SECTION 13.02.  Notices.  Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:

(a) by hand (in which case such notice shall be effective upon delivery);

(b) by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

(c) by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service), in each case to the recipient party’s address or facsimile number, as applicable, set forth in this Section 13.02.  The Company or the Trustee by notice to the other may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Securities Agent at the same time.  If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to mail a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also mail a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s address is:

James River Coal Company
901 E. Byrd Street, Suite 1600
Richmond, Virginia 23219
Attention of Chief Accounting Officer
Facsimile:  (804) 780-0643

with a copy to:

Kilpatrick Townsend & Stockton LLP
Suite 2800
1100 Peachtree Street
Atlanta, Georgia 30309
Attention of David A. Stockton
Facsimile:  (404) 541-3402

The Trustee’s address is:

U.S. Bank National Association
1349 West Peachtree Street, Suite 1050
Atlanta, GA 30309
Attention of Corporate Trust Services
Facsimile:  (404) 898-8844

SECTION 13.03.  Communication by Holders With Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signatories to such Officer’s Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officer’s Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer’s Certificate or certificates of public officials as to factual matters if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.

SECTION 13.05.  Statements Required in Certificate or Opinion.  Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.06.  Rules by Trustee and Agents.  The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

SECTION 13.07.  Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York.  If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

A “Business Day” is a day other than a Legal Holiday.

SECTION 13.08.  Duplicate Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

SECTION 13.09.  GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, SHALL GOVERN THIS INDENTURE AND THE SECURITIES AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER, OR RELATING TO, THIS INDENTURE OR THE SECURITIES.

SECTION 13.10.  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.11.  Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12.  Separability.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 13.13.  Table of Contents, Headings, Etc.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14.  Calculations In Respect Of The Securities.  The Company and its agents shall make all calculations under this Indenture and the Securities.  These calculations include, but are not limited to, determinations of the Trading Price of the Securities, whether the Closing Sale Price of Common Stock exceeds the Conversion Trigger Price as specified in Section 10.01(b)(i), the Volume-Weighted Average Price, the Daily Conversion Value, the Daily Settlement Amount and the Closing Sale Price of the Common Stock, the amount of cash and/or number of shares, if any payable or deliverable upon conversion of the Securities and amounts of interest (including Additional Interest) payable on the Securities.  The Company and its agents shall make all of these calculations in good faith, and, absent manifest error, such calculations shall be final and binding on all Holders.  The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.

SECTION 13.15.  No Personal Liability of Directors, Officers, Employees or Shareholders.  None of the Company’s past, present or future directors, officers, employees or shareholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation.  By accepting a Security, each holder waives and releases all such liability.  This waiver and release is part of the consideration for the issue of the Securities.

SECTION 13.16.  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

JAMES RIVER COAL COMPANY,

by	/s/ Samuel M. Hopkins, II
Name: Samuel M. Hopkins, II
Title: Vice President and Chief Accounting Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

by	/s/ Muriel Shaw
Name: Muriel Shaw
Title: Assistant Vice President

EXHIBIT A

[Face of Security]

JAMES RIVER COAL COMPANY

Certificate No. _______

 [INSERT SECURITY PRIVATE PLACEMENT LEGEND (SECURITIES) AND GLOBAL SECURITY LEGEND AS REQUIRED]
3.125% Convertible Senior Notes due 2018 (the “Securities”)

RULE 144A CUSIP No. 470355 AE8

James River Coal Company, a Virginia corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum [of [___________] dollars ($[___________])]2  [as set forth in the “Schedule of Exchanges of Interests in the Global Security” attached hereto, which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed [___________] dollars ($[___________]) in aggregate at any time, in accordance with the rules and procedures of the Depositary]3, on March 15, 2018, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: March 15 and September 15, with the first payment to be made on September 15, 2011.

Record Dates: March 1 and September 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

___________________
2 This is included for Physical Securities.

3 This is included for Global Securities.

IN WITNESS WHEREOF, James River Coal Company has caused this instrument to be duly signed.

JAMES RIVER COAL COMPANY
by
Name:
Title:

Dated: ________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to
in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
by
Authorized Signatory

Dated: __________________

[REVERSE OF SECURITY]

JAMES RIVER COAL COMPANY

3.125% Convertible Senior Notes due 2018

1.      Interest.  James River Coal Company, a Virginia corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate  per annum shown above.  The Company will pay interest, payable semi-annually in arrears, on March 15 and September 15 of each year, with the first payment to be made on September 15, 2011.  Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, March 29, 2011, in each case to, but excluding, the next Interest Payment Date or Maturity Date, as the case may be.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.  In certain circumstances, Additional Interest will be payable in accordance with Section 4.09(A), Section 4.09(B) and Section 6.02(B) of the Indenture and any reference to “interest” shall be deemed to include any such Additional Interest.

2.      Maturity.  The Securities will mature on March 15, 2018.

3.      Method of Payment.  Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the Persons who are Holders of record of Securities at the close of business on the Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date.  Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, or the Fundamental Change Repurchase Price, payable as herein provided on the Maturity Date or Fundamental Change Repurchase Date, as applicable.  The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is a Global Security, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Security is a Physical Security held by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case this Security is a Physical Security held by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

4.      Paying Agent, Registrar, Conversion Agent.  Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent.  The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without prior notice.

5.      Indenture.  The Company issued the Securities under an Indenture dated as of March 29, 2011 (the “Indenture”) between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”) as amended and in effect from time to time.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  The Securities are general unsecured senior obligations of the Company limited to $230,000,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities).  Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.  In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

6.      Sinking Fund.  No sinking fund is provided for the Securities.

7.      Optional Redemption.  Subject to the terms and conditions of the Indenture, in the event that (i) the Company does not consummate the IRP Acquisition on or prior to June 1, 2011 or (ii) the IRP Purchase Agreement is terminated on or prior to June 1, 2011, the Company may, at its option, redeem all of the Securities (but not less than all), at a price, payable in cash, equal to one hundred and one percent (101%) of the principal amount of the Securities to be so redeemed, plus accrued and unpaid interest, including any additional interest, to, but excluding, a Business Day not less than thirty (30) nor more than sixty (60) calendar days after the date of the notice (the “Notice of Optional Redemption”) provided for in the Indenture (the “Optional Redemption Date”) (such price, the “Optional Redemption Price”), upon delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Notice of Optional Redemption, at any time after notice is given pursuant to the Indenture, of the Securities (together with all necessary endorsements) to be redeemed; provided, however, that if such Optional Redemption Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, including any additional interest, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Securities at the close of business on such Record Date (without any surrender of such Securities by such Holder), and the Optional Redemption Price shall not include any accrued but unpaid interest.

8.      Repurchase at Option of Holder Upon a Fundamental Change.  Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “Fundamental Change Repurchase Date”), which date is no later than thirty five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Securities at the close of business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid interest.

9.      Conversion.  Upon the occurrence of certain events and during certain periods, the Securities shall be convertible into cash, shares of Common Stock, or a combination thereof in accordance with Article X of the Indenture.  To convert a Security, a Holder must satisfy the requirements of Section 10.02(a) of the Indenture.  A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Notwithstanding anything herein to the contrary, no Security may be converted after the close of business on the Business Day immediately preceding the Maturity Date.

Upon conversion of a Security, the Holder thereof shall be entitled to receive the cash, shares of Common Stock, or a combination thereof, payable upon conversion in accordance with Article X of the Indenture.

The initial Conversion Rate is 32.7332 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $30.55 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture.  The Company will deliver cash in lieu of any fractional share.

The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article X of the Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change, or in connection with a conversion upon Notice of Optional Redemption, shall be increased to an amount equal to the Conversion Rate that would, but for Section 10.15 of the Indenture, otherwise apply to such Security pursuant to Article X of the Indenture, plus an amount equal to the Make-Whole Applicable Increase.

10.      Denominations, Transfer, Exchange.  The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges as set forth in the Indenture.  The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.

11.      Persons Deemed Owners.  The registered Holder of a Security may be treated as the owner of such Security for all purposes.

12.      Merger or Consolidation.  The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Company to, another Person, whether in a single transaction or series of related transactions, unless (i) the Company is the continuing corporation or such other Person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such other Person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture and (ii) immediately after giving effect to the transaction or series of transactions, no Default or Event of Default shall exist, as set forth in  Article V  of the Indenture.

13.      Amendments, Supplements and Waivers.  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder: (i) to comply with Section 5.01 or Section 10.12 of the Indenture; (ii) to secure the obligations of the Company in respect of the Securities; (iii) to evidence and provide for the appointment of a successor Trustee in accordance with Section 7.08 of the Indenture; (iv) to comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the Registrar, relating to transfers and exchanges of the Securities pursuant to the Indenture; (v) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; or (vi) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture.  In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (i) cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other changes, adversely affect the rights of any Holder in any respect or (ii) conform the Indenture or the Securities to the description thereof contained in the Offering Memorandum under the caption “Description of Convertible Senior Notes.”

14.      Defaults and Remedies.  If an Event of Default (excluding an Event of Default specified in Section 6.01(i) or (j) of the Indenture with respect to the Company (but including an Event of Default specified in Section 6.01(i) or (j) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable.  Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately.  If an Event of Default specified in Section 6.01(i) or (j) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(i) or (j) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  Subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 of the Indenture have been paid.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received written notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived.  Except in the case of a Default or Event of Default in payment or delivery of any amounts due (including principal, interest, the Optional Redemption Price, the Fundamental Change Repurchase Price or the consideration due upon conversion) with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders.  The Company must deliver to the Trustee an annual compliance certificate.

15.      No Registration Rights.  The Holders are not entitled to registration rights.

16.      Trustee Dealings with the Company.  The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17.      Authentication.  This Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent in accordance with the Indenture.

18.      Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE.  REQUESTS MAY BE MADE TO:

James River Coal Company
901 E. Byrd Street, Suite 1600
Richmond, Virginia 23219
Attn: Chief Accounting Officer

FORM OF ASSIGNMENT

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint
Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.
Dated:

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

 [Check One]

(1)	____	to James River Coal Company or any Subsidiary thereof; or
(2)	____	pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”); or
(3)	____	to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act; or
(4)	____	pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available) or any other available exemption from the registration requirements of the Securities Act.

Unless one of the items (1) through (4) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (4) is checked, the Company, the transfer agent or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other evidence as the Registrar or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.  If item (3) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated: ____________________	Signed:
(Sign exactly as name appears on the other side of this Security)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	____________________________________
NOTICE: To be executed by an executive officer

CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):
$__________________
If you want the stock certificate representing the Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

 (Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:____________	Signature(s): _______________________________________________

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE

Certificate No. of Security:  ___________

If you want to elect to have this Security purchased by the Company pursuant to Section 3.02 of the Indenture, check the box:

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.02 of the Indenture, state the principal amount to be so purchased by the Company:

$ __________________________________
(in an integral multiple of $1,000)

Date:__________________	Signature(s): _______________________________________________ (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A4

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

James River Coal Company

3.125% Convertible Senior Notes due 2018

The initial principal amount of this Global Security is _______ DOLLARS ($[_________]).  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

_______________________
 4 This is included for Global Securities.

A-1-1

EXHIBIT B-1A

FORM OF PRIVATE PLACEMENT LEGEND (SECURITIES)

THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

(A)	TO THE JAMES RIVER COAL COMPANY OR ANY SUBSIDIARY THEREOF; OR
(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR
(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR
(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE, THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1-A-1

EXHIBIT B-1B

FORM OF PRIVATE PLACEMENT LEGEND (COMMON STOCK)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

(A)	TO THE JAMES RIVER COAL COMPANY OR ANY SUBSIDIARY THEREOF; OR
(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR
(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR
(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE, THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1-1

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

B-2-1

EXHIBIT C

Form of Notice of Transfer Pursuant to Registration Statement

James River Coal Company
901 E. Byrd Street, Suite 1600
Richmond, Virginia 23219
Attention: Chief Accounting Officer

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Services
Facsimile:  (212) 809-4993

Re:	James River Coal Company (the “Company”) 3.125% Convertible Senior Notes due 2018 (the “ Securities”)

Ladies and Gentlemen:

Please be advised that _____________ has transferred $___________ aggregate principal amount of the Securities and ________ shares of Common Stock, par value $0.01 per share, of the Company issued on conversion of the Securities (“Common Stock”) pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-________).

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Common Stock is named as a “Selling Security Holder” in the Prospectus dated _________, or in amendments or supplements thereto (the “Prospectus”), and that the aggregate principal amount of the Securities and the number of shares of Common Stock transferred are [a portion of] the Securities and Common Stock listed in such Prospectus, as amended or supplemented, opposite such owner’s name.

Very truly yours, _________________________ (Name)

C-1